EXHIBIT 9

                      Consent of Radin, Glass & Co., LLP


INDEPENDENT ACCOUNTANT'S CONSENT

We hereby consent to the use of our report dated February 17, 2000 and the reference to us under "Experts" to be filed in Amendment No. 4 of the Registration Statement on Form SB-2 of IBF VI - Secured Lending Corporation.



/s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP
Certified Public Accountants
July 12, 2000